UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities

On April 2, 2015, the Company announced a restructuring plan with respect to certain operations in the United Kingdom. In connection with the restructuring plan, the Company expects to cease all operations at its Holywell, UK facility effective December 31, 2015. AMRI estimates that it will incur certain one-time cash and non-cash charges related to the reduction in force and other transition activities between $6.2 -$7.2 million, which includes $3.2 -$3.7 million in non-cash fixed asset impairment charges.  Cash charges will consist of $3.0 -$3.5 million for employee and other related costs and will primarily be paid during the second half of 2015.  The Company expects the majority of these charges to be recorded in the first three quarters of 2015.

Item 2.06    Material Impairments

The information required to be disclosed under this item is included in Item 2.05 above and incorporated by reference into this Item 2.06.

Item 7.01    Regulation FD Disclosure

On April 2, 2015, the Company issued a press release announcing its restructuring plan.  A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits

99.1	Press release dated April 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2015	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Felicia Ladin
Name: Felicia Ladin

Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 2, 2015.